NEWS RELEASE

Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:
Rick Lutz, LC Group
(404) 261-1196
or LCGroup@mindspring.com

RON ELGIN APPOINTED NEW CHAIRMAN OF IMPART MEDIA GROUP

Highly Respected, Influential Industry Advertising Executive Becomes Chairman as Acceleration of Alternative Out-of-Home Digital Media Advertising Space Continues; Other Organizational Changes Announced for CFO, Domestic Sales, and Asia-Pacific

Seattle, WA - May 16, 2007—Impart Media Group, Inc. (OTCBB: IMMG), a global provider of end-to-end information networks, transactional kiosks, digital signage solutions, and direct-to-consumer advertising, announced today that Ron Elgin has accepted the corporate board chairmanship, effective immediately.

Impart's current Chairman & CEO Joe F. Martinez said, "Not only does Ron bring a wealth of experience in the advertising segment of our business, his acceptance of the Chairman of the Board position assists us with our bifurcation of the Chairman & CEO positions, as recommended by SOX (Sarbanes Oxley) compliance standards. There is growing belief that the separation of the duties will enhance board independence and oversight of management. Supporters of the separation (including shareholder activists, independent governance rating agencies and others) generally believe that shareholder interests are best served if the CEO reports to a board that is chaired by someone other than the CEO (a non-executive Chairman). This change will allow the CEO to focus on managing the day-to-day business and the Chairman to concentrate on management oversight (e.g. setting the scope of authority, evaluating performance), board activities (setting priorities/strategy and meeting agenda) and ensuring that all directors have the tools to effectively carry out their duties."

Mr. Martinez continued, "With the simultaneous promotion of Stephen Wilson to CFO, I have now divested two of the three very demanding areas of job responsibilities that I previously had assumed. I look forward to building towards a very successful year for Impart Media Group."

Mr. Elgin has served on Impart's Board of Directors since February 2006. Since 1994, Mr. Elgin has been the chairman and CEO of the Seattle office of DDB Worldwide Communications Group (www.ddbseattle.com). The Seattle office of DDB is a full-service communications company with capabilities in advertising, public relations, direct, interactive and design. The agency is a unit of DDB Worldwide and Omnicom Group Inc.

Mr. Elgin's broad marketing and advertising expertise, proven business acumen, creative ingenuity, and innovative leadership qualities were sought out to help guide Impart's aggressive expansion in the explosive, alternative out-of-home (AOOH) digital media advertising sector. Mr. Elgin has nearly four decades of marketing experience, encompassing all facets of communications disciplines. In 1981, Mr. Elgin co-founded ElginSyferd, Inc. in Seattle. The company quickly became the largest independent communications group/public relations agency in the Pacific Northwest. The agency was sold to DDB Worldwide in 1994.

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In addition to his new chairmanship responsibilities of Impart Media Group, Mr. Elgin also serves on the boards of Knowledge Anywhere, Just Cause, Inc. and Hart Crowser. Privately, and within DDB Seattle, Mr. Elgin has made reinvestment in the Pacific Northwest community and corporate-giving top priorities. He has served in the top board positions of many organizations, including PONCHO, Ronald McDonald House, Pacific Northwest Ballet, Swedish Medical Foundation, Marsha Rivkin Center and Big Brothers.

According to Mr. Elgin, "The time is now for Impart to secure its rightful place as the revenue leader, dominant provider and innovator in alternative digital media (or what many are calling digital signage). During my tenure on the Impart board, I have witnessed first hand the out-of-home space experience tremendous and sustainable ad revenue growth. I want to help Impart get a bigger piece of it. With just a few internal and simple market adjustments, we expect to make that happen this year. We have a solid team in place that will aggressively implement and execute new strategies on behalf of the Impart Board and senior management."

In other organizational internal changes, the Impart Board announced:

Laird Laabs, Impart co-founder, Board Director, and Company Officer has assumed the new position of President, Impart Asia-Pacific. According to Mr. Martinez, "The Company sees tremendous opportunity in mainland China and is expected to make more announcements in the upcoming weeks. Appointing Laird, with his entrepreneurial experience, knowledge of the sector and love for China, made him the perfect choice to manage this important business unit for us. I have worked with Laird for the past six years and fully expect that he will fast start our market entry, and within a very short period, garner an impressive market share of the potential in China, which is enormous - as evident by the success of Focus Media."

Stephen M. Wilson, current Vice President Finance/Corporate Controller since July 2006, has been promoted to Chief Financial Officer for the Company. Mr. Wilson brings 26 years of impressive experience and financial reporting acumen to the Impart CFO position. Mr. Wilson graduated from Western Washington University, where he received two Bachelors of Art Degrees - one in Business Administration and the other in Accounting. He is also a Certified Public Accountant (CPA), licensed to practice in the state of Washington, and a Certified Management Accountant (CMA). Mr. Wilson also had prior career experience with various, prominent companies such as Coopers & Lybrand, Puget Sound Power and Light, Honeywell, Mutual Materials Company, Strategic Finance & Accounting Services, and Rabanco Companies.

Kevin M. McKenna has joined the Company as the new Director, Retail Enterprise Sales. Kevin is an industry known, proven talent in digital signage and the retailing sector. Kevin has extensive experience and a very successful track record in managing a business enterprise and varying levels of expertise in business development, project management, sales automation, e-commerce, target marketing, development of business alliances, sales training, market research, product development, needs assessments, budget and proposal preparation, and strategic business planning. Most recently Kevin was the Chief Marketing Officer (CMO) at NewSight, a 3D manufacturer, vendor and industry client of Impart. Prior to that, Kevin held executive level positions at Beta Corp Environmental Products, SmartSource, Catalina Marketing, and Inter*Act Systems. Mr. McKenna was also a senior executive with Nabisco, where over a 25-year career he worked his way upward to the management level of Regional VP of Sales. Kevin has a Business Administration/Marketing degree from CWPost University and will be regionally based out of Austin, Texas.

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Kevin's first major assignment for Impart will be to effect forward movement and the mass deployment for the Dole Foods kiosk project in 2007.

Mr. Martinez concluded, "The elevation of Stephen to the CFO position, coupled with his work ethic, can-do attitude and experience, will continue to help us with our accounting compliance, which is one of my important objectives as we continue to position our Company to the next level. The staff addition of Kevin, who, in my opinion, is one of the truly outstanding industry executives and consummate sales executive in digital signage, now elevates our sales capabilities to the enterprise level of professionalism. With Laird’s mission to Asia, we are now truly operating on the global stage. Lastly, having Ron’s guidance and experience will be a tremendous asset to our entire organization and me. I am extremely proud to be associated with the character, quality and integrity of all of these exemplary and very talented individuals."

Impart will file a Current Report on Form 8-K with the SEC that sets forth the material organizational changes for directors and officers.

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© 2006-2007 Impart Media Group, Inc. All Rights Reserved

About Impart Media Group, Inc.
Impart Media Group, Inc., (OTCBB: IMMG), founded in 1983 and headquartered in Seattle, Washington U.S.A. is a global provider of end-to-end information networks, transactional kiosks, digital signage solutions, and direct-to-consumer advertising. In the fast growth, alternative out-of-home (AOOH), business-to-consumer media sector, the Company provides digital signage and transactional kiosk solutions that are comprised of flat panel monitors, media players/servers, audio/video/data accessory components, enclosures/mounts/fixtures, web services, and software. To augment their comprehensive equipment offerings, the Company also provides for enterprise consulting, design, custom development, integration, fabrication, assembly, IP connectivity, quality assurance, creative production, installation, onsite maintenance, web-data hosting, network monitoring and content management services throughout the United States and in global markets through authorized international dealers, distributors and joint ventures. The Company’s digital media solutions enable the simultaneous delivery of video, stills, text, web, and animation content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center or secure web portals.

The Company has refined and built-out a reliable and secure network communications infrastructure backend, with scalable deliverables processes, over the past twenty-four years. As a result of the Company’s acquisition of E&M Advertising, Inc. and its affiliates in February 2006, Impart Media Group, Inc. now provides offline and online, direct response or direct-to-consumer advertising capabilities. The Company continues to grow through aggressive innovation and consolidation strategies, acquiring or developing the most advanced and complementary, product and service solutions. The Company integrates both media with technology for leading corporate brands, advertisers, retail merchandisers, and informational business environments in industries such as retail, grocery, banking, restaurants, leisure & hospitality, hotels, government, airports, offices, and public transit spaces, among others. For more information, please visit www.impartmedia.com or call (800) 544-3343.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Impart products by customers, and future performance of Impart Media Group. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC). You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

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